Exhibit 99.1

      OraLabs Regains Compliance with Nasdaq SmallCap Listing Requirements

    PARKER, Colo.--(BUSINESS WIRE)--Jan. 5, 2004--OraLabs Holding Corp. (the "Company")(OLABD-Traded NASDAQ SmallCap Market(TM)) announced today that it was notified by NASDAQ that the Company has evidenced compliance with the bid price requirement and all other requirements necessary for continued listing on The NASDAQ SmallCap Market, so that the scheduled January 15, 2004, hearing is considered moot and the hearing file will be closed.
    OraLabs, Inc. manufactures Ice Drops(R) brand oral care products, Sour Zone(TM) brands of sour drops and sprays, Lip Rageous(R), Lip Naturals(TM), Chap Ice(R) and Essential Lip Moisturizer(TM) brands of lip balm. The product line includes breath drops, breath sprays, lip balms and a variety of private label products. OraLabs products are sold through more than 50,000 retail outlets in the United States and in over 35 foreign markets. Additionally, OraLabs supplies products to various Airlines.
    OraLabs dietary supplement products include Glucosamine + MSM, 5-HTP, Breast Plus(TM) and Cheat & Lean(R).

    Forward-Looking and Cautionary Statements

    Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to statements regarding anticipated sales growth, expectations regarding financial results for the quarter and expectations regarding future outcomes. These statements are based on the Company's current beliefs and expectations as to such future outcomes. These statements involve a number of risks, uncertainties, and other factors that could cause results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.


    CONTACT: OraLabs, Inc.
             Gary Schlatter, 303-783-9499
             gschlatter@oralabs.com